SUBSCRIPTION AGREEMENT

     This subscription (this “Subscription”) is dated November 12, 2014, by and between the investor identified on the signature page hereto (the “Investor”) and Lightbridge Corporation, a Nevada corporation (the “Company”), whereby the parties agree as follows:

     1. Subscription.

          (a) Investor agrees to buy and the Company agrees to sell and issue to Investor (i) such number of shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) warrants to purchase such number of shares of Common Stock (the “Warrants,” and together with the Shares, the “Securities”) as set forth on the signature page hereto, for an aggregate purchase price (the “Purchase Price”) equal to the product of (x) the aggregate number of Shares the Investor has agreed to purchase and (y) the purchase price per Share set forth on the signature page hereto. The Purchase Price is set forth on the signature page hereto. The Company proposes to enter into substantially this same form of Subscription Agreement with certain other investors (the “Other Investors”) and expects to complete sales of the Securities to them. The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Subscription and the Subscription Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Subscriptions”.

          (b) The Securities have been registered on a Registration Statement on Form S-3, Registration No. 333-187659 (the “Registration Statement”). The Registration Statement has been declared effective by the Securities and Exchange Commission and is effective on the date hereof. A final prospectus supplement will be delivered to the Investor as required by law.

          (c) Payment of the Purchase Price for, and delivery by the Company of, the Securities shall take place at a closing (the “Closing”), which shall occur no later than three (3) trading days after the date of this Subscription, subject to the satisfaction or waiver of all the conditions to the Closing (the “Company Closing Conditions”) set forth in the Placement Agency Agreement (the “Placement Agreement”) dated November 12, 2014 by and among the Company and the placement agent named therein (the “Placement Agent”).

          (d) At or prior to the Closing, the Investor shall remit by wire transfer the amount of funds equal to the Purchase Price to following account designated by the Company:

          Account Name: Lightbridge Corporation
          Account Number: 664694284 Bank Name: HSBC BANK USA, N.A.
          Bank Address: 9201 Third Ave, Brooklyn, NY 11209
          ABA or Routing Number: 021001088
          Swift Code: MRMDUS33
          Contact: Sophia Sudeall
          Tel: 718 238 9329

               Such funds shall be remitted to the Company prior to 10:00 a.m., New York City time, on the date of Closing.

               Investor shall also furnish to the Placement Agent a completed W-9 form (or, in the case of an Investor who is not a United States citizen or resident, a W-8 form).

               At the Closing, upon receipt of the Purchase Price, the Company shall cause the Securities to be delivered to the Investor, with the delivery of the Shares to be made through the facilities of The Depository Trust Company’s DWAC system in accordance with the instructions set forth on the signature page attached hereto under the heading “DWAC Instructions” and the delivery of the Warrants to be made by mail to the Investor at the address set forth on the signature page attached hereto immediately under the Investor’s signature block.

     2. Company Representations and Warranties.

          (a) The Company represents and warrants that: (i) it has full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by, and when delivered in accordance with the terms hereof will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (x) the Company’s Articles of Incorporation or Bylaws, or (y) any material agreement to which the Company is a party or by which any of its property or assets is bound; (iv) the Shares when issued and paid for in accordance with the terms of this Subscription will be duly authorized, validly issued, fully paid and non-assessable, the Warrants when issued and paid for in accordance with the terms of this Subscription will be duly and validly authorized by the Company and upon delivery to the Investors at the Closing will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity, and the shares of Common Stock issuable upon exercise of the Warrants when issued and paid for in accordance with the terms thereof will be duly authorized, validly issued, fully paid and non-assessable; (v) the Registration Statement and any post-effective amendment thereto, at the time it became effective, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (vi) the prospectus contained in the Registration Statement, as amended and/or supplemented, did not contain as of the effective date thereof, and as of the date hereof does not contain, any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (vii) all preemptive rights or rights of first refusal held by stockholders of the Company and applicable to the transactions contemplated hereby have been duly satisfied or waived in accordance with the terms of the agreements between the Company and such stockholders conferring such rights.

          (b) The Placement Agreement contains certain representations, warranties, covenants and agreements of the Company that may be relied upon by the Investor, which shall be a third party beneficiary thereof. The Company hereby incorporates such representations, warranties, covenants and agreements herein, as if made on (i) the date hereof and (ii) the date of the Closing. The Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, except as will be disclosed in the Prospectus and/or in the Company’s Form 8-K to be filed with the Commission in connection with the Offering. The Company understands and confirms that the Investor will rely on the foregoing representations in effecting transactions in securities of the Company.

     3. Investor Representations, Warranties and Acknowledgments.

          (a) The Investor represents and warrants that: (i) it has full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of (A) the Investor’s articles of incorporation or bylaws (or other governing documents), or (B) any material agreement or any law or regulation to which the Investor is a party or by which any of its property or assets is bound; (iv) it has had full access to the base prospectus included in the Registration Statement, as amended and/or supplemented as of the date hereof, and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials; (v) in making its investment decision in this offering, the Investor and its advisors, if any, have relied solely on the Company’s public filings with the Securities and Exchange Commission; (vi) it is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities; (vii) the Investor has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company; (viii), except as set forth below, the Investor is not a, and it has no direct or indirect affiliation or association with any, member of FINRA or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (ix) neither the Investor nor any group of Investors (as identified in a public filing made with the SEC) of which the Investor is a part in connection with the offering of the Securities, acquired, or obtained the right to acquire, 20% or more of the Common Stock (or securities convertible into or exercisable for Common Stock) or the voting power of the Company on a post-transaction basis.

____________________________________________________________________________________
(If no exceptions, write “none.” If left blank, response will be deemed to be “none.”)

          (b) The Investor also represents and warrants that, other than the transactions contemplated hereunder, the Investor has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Investor, executed any purchase or sale in securities of the Company, including “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934 (“Short Sales”), during the period commencing from the time that the Investor first became aware of the proposed transactions contemplated hereunder until the date hereof (the “Discussion Time”). The Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

     4. Investor Covenant Regarding Short Sales and Confidentiality.

          (a) The Investor covenants that neither it nor any affiliates acting on its behalf or pursuant to any understanding with it will execute any transactions in securities of the Company, including Short Sales, during the period after the Discussion Time and ending at the time that the transactions contemplated by this Subscription are first publicly announced through a press release and/or Form 8-K. The Investor covenants that until such time as the transactions contemplated by this Subscription are publicly disclosed by the Company through a press release and/or Form 8-K, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

          (b) The Company and the Investor agree that the Company shall (a) no later than 9:00 am New York City time on the business day immediately following the date hereof, issue a press release announcing the material terms and conditions of the offering and (b) on the business day immediately following the date hereof, file a current report on Form 8-K with the Securities and Exchange Commission including, but not limited to, a form of this Agreement as an exhibit thereto. From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to the Investor by the Company, if any, or any of its officers or directors. The Company shall not provide the Investor with any material, non-public information following the issuance of the press release. The Company shall not identify any Investor by name in any press release without such Investor’s prior written consent.

     5. Miscellaneous.

          (a) This Subscription constitutes the entire understanding and agreement between the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription. This Subscription may be modified only in writing signed by the parties hereto.

          (b) This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

          (c) The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

          (d) All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier service such as Federal Express, or sent via facsimile and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

               To the Company: as set forth on the signature page hereto.

               To the Investor: as set forth on the signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

          (e) This Subscription shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. To the extent determined by such court, the prevailing party shall reimburse the other party for any reasonable legal fees and disbursements incurred in enforcement or protection of any of its rights under this Subscription.

If the foregoing correctly sets forth our agreement, please confirm this by signing and returning to us the duplicate copy of this Subscription.

LIGHTBRIDGE CORPORATION

By:
Name:
Title:

Address for Notice:

Lightbridge Corporation
1600 Tysons Boulevard, Suite 550
McLean, Virginia 22102
Attention: Chief Executive Officer
Facsimile No.:
Attention: Chief Executive Officer

[Issuer’s Signature Page to Subscription Agreement]

INVESTOR:

By: ____________________________________________
Name:
Title:

Number of Shares: _____________

Number of Shares issuable upon
exercise of Warrants: _________________

Purchase Price per Unit: $ 1.75

Warrant Exercise Price per Share: $ 2.31

Aggregate Purchase Price: _______

Address for Notice and mailing the Warrants:

____________________________________________

____________________________________________

Facsimile: ___________________________________

Attention: ___________________________________

DWAC Instructions:

Name of DTC Participant (broker-dealer at which the account or accounts to be credited with the Shares are maintained):	____________________________________________

DTC Participant Number:	____________________________________________

Name of Account at DTC Participant being credited with the Shares:	____________________________________________

Account Number at DTC Participant being credited with the Shares:	____________________________________________

[Investor’s Signature Page to Subscription Agreement]